UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33219 Forest West Street Magnolia, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01    Entry into a Material Definitive Agreement
Item 8.01   Other Events
Item 9.01   Financial Statements and Exhibits

SIGNATURES

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosure regarding the terms of the joint venture agreement contained in Item 8.01 is hereby incorporated by reference into this Item 1.01.

Item 8.01.  Other Events.

On December 17, 2010, Pernix Therapeutics Holdings, Inc. (“Pernix”), acting through two of its wholly-owned subsidiaries, entered into a joint venture agreement (the “JV Agreement”) with SEEK, a United Kingdom drug discovery group, to form a joint venture structured as a private company limited by shares incorporated in the United Kingdom (the “JV”).  The purpose of the JV is to develop and obtain regulatory approval in both Europe and the United States for BC 1036, an antitussive cough suppressant pharmaceutical product utilizing theobromine as an active ingredient.  Upon execution of the JV Agreement, Pernix contributed approximately $1.5 million to the JV, representing approximately 50% of the aggregate capital initially contributed by all of the JV’s  shareholders, in consideration for an equity interest representing 50% of the total voting power and approximately 46% of the total economic power in the JV.

The JV Agreement contemplates that shareholders will contribute additional capital to the JV from time to time to fund the development and commercialization of BC 1036, as the JV’s board of directors may determine.  In the event any shareholder elects not to contribute its pro rata share of the aggregate amount of additional capital sought to be raised, such shareholder will experience a dilution of its equity position in the JV pursuant to the terms and conditions of the JV Agreement.

The JV Agreement grants Pernix the ability to appoint two of the four members of the JV’s board of directors.  As of the date hereof, Cooper Collins and Tracy Clifford, Pernix’s President and Chief Executive Officer and Chief Financial Officer, respectively, serve as Pernix’s appointees to the JV board.  All decisions of the JV’s board of directors require the affirmative consent of a majority of its members.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the actual agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As contemplated by the JV Agreement, Pernix granted an exclusive license to all of its theobromine intellectual property to a subsidiary of the JV, including United States Patent No. 6,348,470, with SEEK assigning ownership of all of its theobromine intellectual property to the same entity (collectively, the “Theobromine IP”).  Under its license arrangement, Pernix may fund the development costs to seek approval for a new drug application from the United States Food and Drug Administration (the “FDA”) for a suspension product utilizing the Theobromine IP for pediatric use.  To the extent these costs are funded by Pernix and a new drug application is approved by the FDA, Pernix will receive an exclusive license to market and distribute the suspension product in the United States for pediatric use, subject to the payment of certain royalties on sales of such product to the licensor.  At this time, Pernix has no plans to fund the costs of such development efforts unless and until European and United States regulatory approvals are obtained for BC 1036.

The JV intends to commence a single phase III trial of BC 1036 in the first half of 2011 in order to obtain regulatory approval in Europe.  With respect to United States regulatory approval, the JV has initiated preliminary discussions with the FDA and anticipates meeting with the FDA sometime in the beginning of next year to confirm a regulatory approval program in the United States.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Joint Venture Agreement by and between Gaine, Inc., Pernix Therapeutics, LLC, Biocopea Limited and Kulik Investments (1) IC Limited dated December 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Tracy Clifford
Tracy Clifford
Chief Financial Officer
Dated: December 21, 2010